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                                                     Exhibit 2.3

                                                     February 2, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated January 27, 1999 by and between AFC Cable Systems, Inc., TB Acquisition Corp. and Thomas & Betts Corporation, which is an exhibit to the Registrant's Current Report on Form 8-K (the "Current Report") filed today with the Securities and Exchange Commission (the "Commission"). The Registrant hereby agrees to furnish to the Commission, upon request, a copy of any annex, schedule or exhibit to the Merger Agreement omitted from the copy of such agreement filed as an exhibit to the Current Report.

                                                     Very truly yours,

                                                     AFC CABLE SYSTEMS, INC.


                                                     By:/S/ RAYMOND H. KELLER
                                                        ------------------------
                                                         Raymond H. Keller
                                                         Chief Financial Officer